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                                                                    EXHIBIT 16.1

                          SCHUMACHER & ASSOCIATES, INC.
                          Certified Public Accountants
                           2525 Fifteenth Street, #3H
                                Denver, CO 80211
                        (303) 480-5037 FAX (303) 480-5038

                                 April 21, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in the Changes and Disagreements with Accountants on Accounting and Financial Disclosure contained in Amendment No. 2 to VCG Holding Corp.'s Form SB-2 dated April 21, 2003.

Yours truly,

/s/ Schumacher & Associates, Inc.